Exhibit 3.1A


                    CERTIFICATE OF AMENDMENT
                            to the
       AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                of
                        FM PROPERTIES INC.


     FM Properties Inc., a corporation organized and existing under and by
virtue of the   General Corporation Law of the State of Delaware (the
"Corporation"), does hereby certify that:
   	FIRST:  The Corporation's Board of Directors, by unanimous written
consent dated as of   March 27, 1998, duly adopted the following
resolution:

               RESOLVED, That Article FIRST of the Corporation's
          Amended and Restated Certificate of Incorporation be amended to read in its entirety as follows:

               FIRST:  The name of the Corporation is Stratus
               Properties Inc.


     SECOND:  The Corporation's Board of Directors declared the foregoing
amendment to   be advisable and directed that the proposed amendment be
submitted to a vote of the   Corporation's stockholders at the 1998 Annual
Meeting of Stockholders of the Corporation.

    THIRD:  At the Annual Meeting of Stockholders on May 14, 1998, the
Corporation's   stockholders duly approved the foregoing amendment and such
amendment was duly adopted in   accordance with the provisions of Section
242 of the General Corporation Law of the State of   Delaware

     IN WITNESS WHEREOF, the undersigned, being the Chairman of the Board
of the   Corporation, for the purpose of amending the Corporation's Amended
and Restated Certificate of   Incorporation, does hereby make this
Certificate of Amendment, hereby declaring and certifying   that this is
the act and deed of the Corporation and the facts herein stated are true,
and   accordingly the undersigned has hereunto set his hand as of this
14th day of May, 1998.

                              FM PROPERTIES INC.
                              (to be named Stratus Properties Inc. pursuant to this Certificate of Amendment)




                              By:/s/ Richard C. Adkerson
                                 --------------------------
                                   Richard C. Adkerson
                                   Chairman of the Board

                              CORPORATE SEAL




Attest:/s/ Michael Kilanowski Jr.
      ---------------------------
     Michael C. Kilanowski, Jr.
     Secretary







                                                       Exhibit 3.1 Con't

                       AMENDED AND RESTATED

                   CERTIFICATE OF INCORPORATION

                                OF

                        FM PROPERTIES INC.

          FM Properties Inc., a Delaware corporation (the "Corporation"), hereby certifies that this Amended and Restated Certificate of Incorporation amending and restating its Certificate of Incorporation, which was originally filed with the Secretary of State of Delaware on March 11, 1992, was duly proposed by its Board of Directors and adopted by its stockholders in accordance with Sections 242 and 245 of the GeneralCorporation Law of the State of Delaware.

          FIRST:  The name of the Corporation is FM Properties Inc.

          SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

          FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 200,000,000 shares, of which 50,000,000 shares shall be Preferred Stock with a par value of $.01 per share and 150,000,000 shares shall be Common Stock with a par value of $.01 per share.

          The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. If so provided in such resolution or resolutions and as and to the extent permitted by law, the shares of any series of the Preferred stock may be made subject to redemption, or convertible into or exchangeable for shares of any other class or series, by the Corporation at its option or at the option of the holders or upon the happening of a specified event.

          Subject to such special voting rights as holders of any shares of the Preferred Stock may be entitled to exercise, each holder of Common Stock of the Corporation shall be entitled to one vote for each share of such Common Stock standing in the name of such holder on the books of the Corporation.

          No holder of shares of any class shall be entitled, as such, as matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, or of securities convertible into, or accompanied by rights to subscribe to, stock of any class or series whatsoever, whether now or hereafter authorized, or whether issued for cash or otherwise.

          FIFTH: (a) Subject to such rights to elect additional directors under specified circumstances as may be granted to holders of any shares of the Preferred Stock pursuant to the provisions of Article FOURTH, the number of directors of the Corporation shall be fixed from time to time by the Board of Directors but shall not be less than three. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, as determined by the Board of Directors, directors designated as Class I directors to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1993, directors designated as Class II directors to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1994, and directors designated as Class III directors to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1995, with the members of each class to hold office until their successors are elected and qualified. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

          (b) Subject to such rights to elect directors under specified circumstances as may be granted to holders of any shares of the Preferred Stock pursuant to the provision of Article FOURTH, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other reason shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (c) Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of 85 per cent or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal this Article FIFTH.

               The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

               Name                Mailing Address
               Class I             16th Floor
          Michael D. Madden             American Express Tower
                                   New York, New York 10285

               Class II            16475 Dallas Parkway
          Robert S. Folsom              Suite 800
                                   Dallas, Texas 75248

               Class III           Freeport-McMoRan Inc.
          Richard C. Adkerson      1615 Poydras Street
                                   New Orleans, Louisiana 70112

          SIXTH: In furtherance and not in limitation of the powers conferred by law, (a) the Board of Directors is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation in any manner not inconsistent with Delaware Law or this Certificate of Incorporation, subject to the power of the stockholders to adopt, amend or repeal the By-Laws or to limit or restrict the power of the Board of Directors to adopt, amend or repeal the By-Laws, and (b) the Corporation may in its By-Laws confer powers and authorities upon its Board of Directors in addition to those conferred upon it by statute.

          SEVENTH: (a) Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

          (b) Subject to such rights to call special meetings of stockholders under special circumstances as may be granted to holders of any shares of the Preferred Stock pursuant to the provisions of Article FOURTH, special meetings of the stockholders may be called only by the Chairman of the Board or the President of the Corporation, or at the request in writing or by vote of a majority of the Board of Directors, and not by any other persons. Any request for a special meeting made by the Board of Directors shall state the purpose or purposes of the proposed meeting.

          (c) Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of 85 per cent or more of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal this Article SEVENTH.

          EIGHTH: (a) A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          (b) The Corporation shall indemnify any person who is a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted by applicable law. The determination as to whether such person has met the standard required for indemnification shall be made in accordance with applicable law.

          Expenses incurred by such a director, officer, employee or agent in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH.

          The foregoing indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any applicable law, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

          (c) The provisions of this Article EIGHTH shall be deemed to be a contract between the Corporation and each person who serves as such director, officer, employee or agent of the Corporation in any such capacity at any time while this Article EIGHTH is in effect. No repeal or modification of the foregoing provisions of this Article EIGHTH nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

          NINTH: The affirmative vote of the holders of not less than 85 per cent of the outstanding shares of Common Stock of the Corporation shall be required for the approval or authorization of any Business Combination; provided , however, that the 85 per cent voting requirement shall not be applicable if

          (1) the Board of Directors of the Corporation by affirmative vote which shall include not less than a majority of the entire number of Continuing Directors (a) has approved in advance the acquisition of those outstanding shares of Common Stock of the Corporation which caused the Interested Party to become an Interested Party or (b) has approved the Business Combination;

          (2) the Business Combination is solely between the Corporation and one or more other corporations all of the common stock of each of which other corporations is owned directly or indirectly by the Corporation or between two or more of such other corporations; or

          (3) the Business Combination is a merger or consolidation and the cash and /or fair market value of the property, securities or other consideration to be received per share by holders of Common Stock of the Corporation in the Business Combination is at least equal to the highest price per share (after giving effect to appropriate adjustments for any recapitalizations and for any stock splits, stock dividends and like distributions) paid by the Interested Party in acquiring any shares of the Corporation's Common Stock on the date when last acquired or during a period of two years prior thereto.

          For purposes of this Article NINTH:

          (i) The terms "affiliate" and "associate" shall have the respective meanings assigned to those terms in Rule 12b-2 under the Securities Exchange Act of 1934, as such Rule was in effect at April 1, 1992.

          (ii) A person shall be deemed to be a "beneficial owner" of any Common Stock

               (a) which such person or any of its affiliates or associates beneficially owns, directly or indirectly; or

               (b) which such person or any of its affiliates or associates has the right t acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or has the right to vote pursuant to any agreement, arrangement or understanding; or

               (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holdings, voting or disposing of any shares of Common Stock.

          (iii) The term "Business Combination" shall mean (a) any merger or consolidation of the Corporation or a subsidiary of the Corporation with or into an Interested Party, (b) any merger or consolidation of an Interested Party with or into the Corporation or a subsidiary of the Corporation, (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of all or any Substantial Part of the assets either of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary of the Corporation, in which an Interested Party is involved,
(d) the adoption of any plan or proposal for the liquidation of dissolution of the Corporation proposed by or on behalf of any Interested Party, (e) the issuance or transfer (in one transaction or a series of transactions) by the Corporation or a subsidiary of the Corporation to an Interested Party of any securities of the Corporation or such subsidiary, which securities have a fair market value of $1,000,000 or more, or (f) any recapitalization, reclassification, merger or consolidation involving the Corporation or a subsidiary of the Corporation that would have the effect of increasing, directly or indirectly, the Interested Party's voting power in the Corporation or such subsidiary.

          (iv) The term "Interested Party" shall mean and include (a) any individual, corporation, partnership, trust or other person or entity which , together with its affiliates and associates, is (or with respect to a Business Combination was within two years prior thereto) a beneficial owner of shares aggregating 20 per cent or more of the outstanding Common Stock of the Corporation, and (b) any affiliate or associate of any such individual, corporation, partnership, trust or other person or entity. For the purposes of determining whether a person is an Interested Party the number of shares deemed to be outstanding shall include shares deemed beneficially owned through application of subclause (b) of the foregoing clause (ii) but shall not include any other shares of Common Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (v) The term "Substantial Part" shall mean, with respect to the assets of any corporation or other entity, assets having a fair market value equal to more than 10 per cent of the fair market value of the total assets of such corporation or other entity.

          (vi) The term "Continuing Director" shall mean a director who is not an affiliate of an Interested Party and who was a member of the Board of Directors of the Corporation immediately prior to the time that the Interested Party involved in a Business Combination became an Interested Party, and any successor to a Continuing Director who is not such an affiliate and who is nominated to succeed a Continuing Director by a majority of the Continuing Directors in office at the time of such nomination.

            (vii) For the purposes of paragraph (3) of this Article NINTH, the term "other consideration to be received" shall include without limitation Common Stock of the Corporation retained by its existing public stockholders in the event of a Business Combination in which the Corporation is the surviving corporation.

     The provisions of this Article NINTH shall be construed liberally to the end that the consideration paid to holders whose Common Stock is acquired by an Interested Party in connection with a Business Combination to which paragraph (3) is applicable shall be not less favorable than that paid by such Interested Party to holders of such Common Stock prior to such Business Combination. Nothing contained in this Article NINTH shall be construed to relieve any Interested Party from any fiduciary duties or obligations imposed by law, nor shall anything herein be deemed to supersede any vote of holders of any class of stock other than Common Stock that shall be required by law or by or pursuant to this Certificate of Incorporation or the Bylaws of the Corporation.

     Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation, the affirmative vote of the holders of 85 per cent or more of the shares of the then outstanding Common Stock shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article NINTH.

     TENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by Delaware Law and, with the sole exception of those rights and powers conferred under the above ARTICLE EIGHTH, all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

     IN WITNESS WHEREOF, the Corporation has caused this instrument to be signed in its name by its Chairman of the Board and attested to by its Secretary this 27th day of May 1992.

                                   FM PROPERTIES INC.

                              BY:  /s/Richard C. Adkerson
                                   Chairman of the Board



ATTEST:

/s/ Charles E. Holmes
Secretary